UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 26, 2020

FS KKR Capital Corp.

(Exact name of Registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	814-00757 (Commission File Number)	26-1630040 (I.R.S. Employer Identification No.)

201 Rouse Boulevard Philadelphia, Pennsylvania (Address of principal executive offices)	19112 (Zip Code)

(215) 495-1150

Registrant’s telephone number, including area code

None

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	FSK	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 8.01.    Other Events

Company-Focused Investment Funds

FS KKR Capital Corp. (the “Company”) anticipates that certain directors and officers of the Company and affiliates and employees of owners of the Company’s investment advisor, FS/KKR Advisor, LLC, (the “FS/KKR Advisor” and each, an “FSK-Related Investor”) will commit up to approximately $18 million to an investment fund with aggregate commitments of up to approximately $124 million established to invest from time to time in shares of the Company. The FSK-Related Investors may fund their commitments from time to time with cash from the disposition of shares of the Company or cash from other sources. The investment fund will be managed by a third party and the FSK-Related Investors will not exercise investment or voting control over the investment fund.

As previously announced, certain affiliates of the owners of FS/KKR Advisor have also committed $100 million to a separate $350 million investment vehicle that may invest from time to time in shares of the Company and its affiliate, FS KKR Capital Corp. II (“FSK II”).

There can be no assurance that these investment funds will purchase any Company shares.

Reverse Stock Split

As previously disclosed, FSK II expects to implement a reverse stock split shortly prior to the listing of its shares of common stock on the New York Stock Exchange. In connection with such transaction, the Company also currently anticipates implementing a reverse stock split of its outstanding common stock. The Company intends that the reverse stock split will become effective in accordance with the terms of the Articles of Amendment to the Company’s charter effecting the reverse stock split upon acceptance of such amendment for record by the State Department of Assessments and Taxation of Maryland (“SDAT”). The Company also intends to file a separate Articles of Amendment to its charter with SDAT to provide that there will be no change in the par value of $0.001 per share as a result of the reverse stock split.

Forward Looking Statements

Statements included herein may constitute “forward-looking” statements as that term is defined in Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995, including statements with regard to future events or the future performance or operations of the Company. Words such as “anticipates,” “will,” “believes,” “expects,” “projects,” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements. Factors that could cause actual results to differ materially include changes in the economy, risks associated with possible disruption to the Company’s operations or the economy generally due to terrorism, natural disasters or pandemics such as COVID-19, future changes in laws or regulations and conditions in the Company’s operating area, unexpected costs, the commitments of the FSK-Related Investors could be more or less than anticipated and the investment fund may not purchase Company shares as anticipated or at all. Some of these factors are enumerated in the filings the Company made with the U.S. Securities and Exchange Commission. The inclusion of forward-looking statements should not be regarded as a representation that any plans, estimates or expectations will be achieved. Any forward-looking statements speak only as of the date of this communication. Except as required by federal securities laws, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FS KKR Capital Corp.

Date: May 27, 2020	By:	/s/ Stephen Sypherd
	Name:	Stephen Sypherd
	Title:	General Counsel